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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Comfort Systems USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMFORT SYSTEMS USA, INC.
777 Post Oak Boulevard, Suite 500
Houston, Texas 77056

April 7, 2006

To Our Stockholders:

        You are cordially invited to attend the annual meeting of the stockholders of Comfort Systems USA, Inc., which will be held on Thursday, May 18, 2006 at the Hilton Post Oak, 2001 Post Oak Boulevard, Houston, Texas, at 1:00 p.m.

        Information about the meeting is presented on the following pages. At this meeting you are being asked to elect directors to serve until the next annual meeting, to consider and vote upon proposals to approve the adoption of the 2006 Equity Incentive Plan and the 2006 Stock Options/SAR Plan for Non-Employee Directors, and to ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2006.

        Please read the proxy statement, which presents important information about the Company and each of the items being presented for shareholder vote. Whether or not you intend to be present in person, when you have finished reading the statement, please promptly mark, sign, and return your proxy card in the enclosed envelope so that your shares will be represented.

        We hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.

                      Sincerely yours,

                      WILLIAM F. MURDY
                      Chairman of the Board and
                      Chief Executive Officer

COMFORT SYSTEMS USA, INC.
777 Post Oak Boulevard, Suite 500
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2006

        Notice is hereby given that the 2006 Annual Meeting of Stockholders (the "Annual Meeting") of Comfort Systems USA, Inc., a Delaware corporation, (the "Company") will be held at the Hilton Post Oak, 2001 Post Oak Boulevard, Houston, Texas, at 1:00 p.m., on Thursday, May 18, 2006 for the following purposes:

  1.
  To elect seven directors to serve until the 2007 Annual Meeting of Stockholders.

  2.
  To approve the adoption of the 2006 Equity Incentive Plan.

  3.
  To approve the adoption of the 2006 Stock Options/SAR Plan for Non-Employee Directors.

  4.
  To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2006.

  5.
  To transact any other business that may properly come before the Annual Meeting.

        We are not aware of any other business to come before the Annual Meeting. Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the Annual Meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

                      By Order of the Board of Directors

                      TRENT T. MCKENNA
                      Corporate Secretary

April 7, 2006

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. YOU CAN SUBMIT YOUR PROXY BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT AND RETURNING IT IN THE ENVELOPE PROVIDED.

COMFORT SYSTEMS USA, INC.

Annual Meeting of Stockholders

May 18, 2006

PROXY STATEMENT

GENERAL MEETING INFORMATION

Why am I receiving this proxy statement?

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Comfort Systems USA, Inc. (the "Company") for the 2006 Annual Meeting, to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"). This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 7, 2006.

When and where is the 2006 Annual Meeting of Stockholders?

        The Annual Meeting will be held at the Hilton Post Oak, 2001 Post Oak Boulevard, Houston, Texas, at 1:00 p.m. on Thursday, May 18, 2006, and at any adjournments thereof.

Who can vote?

        The holders of record of shares of the common stock, $.01 par value per share (the "Common Stock"), and of the restricted common stock, $.01 par value per share (the "Restricted Common Stock"), of the Company at the close of business on March 31, 2006 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting.

How do I vote?

        If you are a registered stockholder, you may vote in person at the Annual Meeting or by proxy without attending the meeting. To vote by proxy, please mark, date, sign, and return the proxy card you received from management with this proxy statement in the enclosed envelope. If you vote by the proxy card you received from management with this proxy statement, your shares will be voted at the meeting in accordance with your instructions. If you sign and return the proxy card but do not give any instructions, your shares will be voted by the persons named in the proxy card in accordance with the recommendations of the Board of Directors given below.

        If your stock is held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or nominee with this proxy statement.

        If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

How many votes can be cast by all stockholders?

        As of the Record Date, the Company had issued and outstanding 39,358,414 shares of Common Stock and 900,691 shares of Restricted Common Stock, for a total of 40,259,105 shares outstanding. Each share of Common Stock is entitled to one vote on each matter before the Annual Meeting, except for the election of one director who is designated to be elected solely by holders of the Restricted Common Stock. Holders of Restricted Common Stock are not eligible to vote for any directors other than the one director designated to be elected by them. With respect to all other matters, holders of the Restricted Common Stock are entitled to .55 of one vote per share.

What are my voting choices and what is the required vote?

        By giving us your proxy, you authorize the Company's management to vote your shares at the 2006 Annual Meeting or at any adjournments or postponements thereof in the manner you indicate.

Proposal 1: Election of Directors

        In the vote on the election of director nominees to serve until the 2007 Annual Meeting, subject to the restrictions related to the voting of the Restricted Common Stock, stockholders may:

  (a)
  vote for the nominees;
  (b)
  vote to withhold authority for the nominees; or
  (c)
  vote for the nominees except specific nominations.

        The Board recommends a vote FOR the nominees. If a quorum is present, the seven nominees for election as directors receiving the greatest number of votes properly cast at the Annual Meeting or at any adjournments or postponements thereof will be elected. As a result, a vote to withhold authority will have no effect on the outcome.

Proposal 2: Approval of 2006 Equity Incentive Plan

        In the vote on whether to approve the 2006 Equity Incentive Plan, stockholders may:

  (a)
  vote for approval;
  (b)
  vote against approval; or
  (c)
  abstain from voting for approval

        The Board recommends a vote FOR this proposal. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the plan. Abstaining from voting on this matter will have the effect of a vote against approval of the plan.

Proposal 3: Approval of 2006 Stock Options/SAR Plan for Non-Employee Directors

        In the vote on whether to approve the 2006 Stock Options/SAR Plan for Non-Employee Directors, stockholders may:

  (a)
  vote for approval;
  (b)
  vote against approval; or
  (c)
  abstain from voting for approval

        The Board recommends a vote FOR this proposal. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the plan. Abstaining from voting on this matter will have the effect of a vote against approval of the plan.

Proposal 4: Ratification of Auditors

        In the vote on whether to ratify the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2006, stockholders may:

  (a)
  vote for ratification;
  (b)
  vote against the ratification; or
  (c)
  abstain from voting on the ratification.

        The Board recommends a vote FOR this proposal. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of the independent auditors. Abstaining from voting on this matter will have the effect of a vote against ratification of the appointment of the independent auditors.

What is a quorum?

        A quorum is the minimum number of shares required to hold a meeting. Consistent with Delaware law and the Company's Bylaws, a majority of the voting power of shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to that matter.

What is a broker non-vote?

        The New York Stock Exchange permits brokers to vote their customers' shares held in street name on routine matters when the brokers have not received voting instructions from their customers. Brokers may not vote their customers' shares held in street name on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the Annual Meeting.

What are routine matters?

        The election of directors and the ratification of the appointment of Ernst & Young LLP as the Company's auditors for 2006 are routine matters on which brokers may vote even if they have not received instructions from their customers.

What are non-routine matters?

        The approval of the 2006 Equity Incentive Plan and the 2006 Stock Options/SAR Plan for Non-Employee Directors are non-routine matters on which brokers may not vote if they have not received instructions from their customers.

What does discretionary authority mean?

        If you are a registered stockholder and sign and return your proxy card without making any specific selections, the persons named on the proxy will vote your shares FOR the nominees listed in Proposal 1; FOR the approval of Proposals 2 and 3; and FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors for 2006 in Proposal 4.

Can I change my vote after I return my proxy card?

        Yes. A proxy may be revoked by a registered stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person.

        If your stock is held in street name, you must follow the instructions of the broker, bank or nominee as to how to change your vote.

Who pays to prepare, mail and solicit the proxies?

        The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail and telephone. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

Who tabulates the votes?

        Votes cast by proxy or in person at the Annual Meeting will be counted by two persons appointed by the Company to act as election inspectors for the Annual Meeting. In the absence of contrary instructions, the persons named as proxies will vote FOR all nominees for director listed in Proposal 1, FOR the approval of the 2006 Equity Incentive Plan in Proposal 2, FOR the approval of the 2006 Stock Options/SAR Plan for Non-Employee Directors in Proposal 3 and FOR [the ratification of the appointment of Ernst & Young LLP as the Company's auditors for the year ending December 31, 2006 in Proposal 4].

Could other matters be decided at the Annual Meeting?

        We do not know of any matters that may be properly presented for action at the Annual Meeting other than Proposal 1, Proposal 2, Proposal 3, and Proposal 4. Should any other business come before the Annual Meeting, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable. With respect to shares held in street name, the nominee may vote on those matters, subject to the New York Stock Exchange's rules on the exercise of discretionary authority.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I receive a copy of the Annual Report?

        The Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the Company's year ended December 31, 2005, accompanies this proxy statement and may also be accessed through our web site—http://www.comfortsystemsusa.com.

Where can I find the voting results of the Annual Meeting?

        Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006, which we file with the SEC and make available on our web site—http://www.comfortsystemsusa.com.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Board of Directors

        In May 2003, as part of an initiative to enhance our corporate governance, the Board and the stockholders of the Company approved a proposal to eliminate the division of the Board into three classes, and the Company's Certificate of Incorporation was amended accordingly. As a result of the declassification of the Board, the terms of all of the current directors expire at the Annual Meeting. The Board has nominated all of the current directors for election at the Annual Meeting.

Information with Respect to Nominees for Director

        The nominees for election at the Annual Meeting are William F. Murdy, Herman E. Bulls, Alfred J. Giardinelli, Steven S. Harter, Franklin Myers, James H. Schultz, and Robert D. Wagner, Jr. (collectively the "Nominees"). Mr. Harter is the nominee who is designated to be elected by the holders of the Restricted Common Stock.

        If elected, each Nominee would serve for a term of one year expiring at the 2007 Annual Meeting of Stockholders. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

  Nominees

        Set forth below are the names, ages as of March 28, 2006, and principal occupations for at least the past five years of each of the Nominees and the names of any other public companies of which each is presently serving as a director:

WILLIAM F. MURDY, 64
Director, Chairman of the Board and Chief Executive Officer

        William F. Murdy has served as Chairman of the Board and Chief Executive Officer of the Company since June 2000. Prior to joining the Company he served as President and Chief Executive Officer of Club Quarters, a privately owned chain of membership hotels. From January 1998 through July 1999, Mr. Murdy served as President, Chief Executive Officer and Chairman of the Board of LandCare USA, a publicly traded commercial landscape and tree services company. He was primarily responsible for the organization of LandCare USA and its listing as a publicly-traded company on the New York Stock Exchange in July of 1998. LandCare USA was acquired in July of 1999 by another publicly traded company specializing in services to homeowners and commercial facilities. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment & Development Co., a privately held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President and Chief Operating Officer, among other positions, of Pacific Resources, Inc., a publicly traded company involved primarily in petroleum refining and marketing. Mr. Murdy also serves as director of UIL Holdings Corp. Mr. Murdy is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

HERMAN E. BULLS, 50
Director

        Herman E. Bulls has served as a director of the Company since February 2001. Since September 2001, Mr. Bulls has served as Chief Executive Officer and President of Bulls Advisory Group, a real estate consulting and advisory firm, and serves as CEO, Public Institutions of Jones Lang LaSalle, an international full service real estate firm. Mr. Bulls is also President and CEO of Bulls Capital Partners, a joint venture between Bulls Multifamily, LLC and Sun Trust Bank, which provides multifamily finance under the Fannie Mae Delegated Underwriting and Servicing (DUS™) program. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of Green Park Financial, one of the nation's largest Fannie Mae multi-family lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for Jones Lang LaSalle, an international full service real estate firm. From 1989 until 1998 he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with Jones Lang LaSalle he served over eleven years of active duty service with the United States Army. Mr. Bulls currently holds the rank of Colonel in the Army reserve. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

ALFRED J. GIARDINELLI, JR., 58
Director

        Alfred J. Giardinelli, Jr., one of the original founders of the Company, has served as a director of the Company since June 1997. Mr. Giardinelli has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company, since 1982. Mr. Giardinelli is a graduate of Florida State University.

STEVEN S. HARTER, 43
Director

        Steven S. Harter has served as a director of the Company since December 1996. Mr. Harter is a private investor. Mr. Harter served as President of Notre Capital Ventures III, LLC ("Notre"), a consolidator of highly fragmented industries, from April 1999 to December 31, 2004. Prior to becoming President of Notre, Mr. Harter was President of Notre Capital Ventures II, LLC from August 1995 to March 1999, and Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter is a graduate of Mount Union College.

FRANKLIN MYERS, 53
Director

        Franklin Myers has served as a director of the Company since May 2005. Mr. Myers is the Senior Vice President of Finance and Chief Financial Officer for Cooper Cameron Corporation, a global provider to the oil & gas and process industries. Prior to joining Cooper Cameron in July of 1995, Mr. Myers was Senior Vice President and General Counsel of Baker Hughes Incorporated, and an attorney and partner at the law firm of Fulbright & Jaworski. Mr. Myers currently serves on the board of directors of Input/Output, Inc. Mr. Myers holds a Bachelor of Science, Industrial Engineering, from Mississippi State University and a J.D. degree, with honors, from the University of Mississippi.

JAMES H. SCHULTZ, 58
Director

        James H. Schultz has served as a director of the Company since November 2002. He retired from the American Standard Companies in 2001, where he had worked for 31 years. Mr. Schultz had been President of the Trane Commercial Air Conditioning Group, a division of the American Standard Companies, since 1998 and prior to that time he had served in various other capacities, including Executive Vice President. Mr. Schultz has been Chair and a Board member of the Air Conditioning and Refrigeration Institute, and serves on The Engineering College Industry Advisory Board. Mr. Schultz is a graduate of Iowa State University.

ROBERT D. WAGNER, JR., 64
Director

        Robert D. Wagner, Jr. has served as a director of the Company since April 2001. He is currently a principal and advisory director of Rivington Capital Advisors LLC, which provides advisory services and private equity and debt placement for independent oil and gas producers. From May 1999 to March 2001, he served as a Managing Director of Arthur Andersen's Global Energy Corporate Finance Group. Prior to joining Arthur Andersen, from July 1998 to April 1999 Mr. Wagner was a Managing Director and Partner of M2 Capital Partners, a merchant banking firm specializing in private equity investment and financial advisory with the oil and gas exploration and production sector. From 1989 to June 1998, Mr. Wagner was a Managing Director of Bankers Trust/BT Alex Brown in their Energy Corporate Finance Group. Prior to his employment with Bankers Trust/BT Alex Brown, Mr. Wagner was Executive Vice President of First City National Bank of Houston's energy division, and later, the special loans division. Mr. Wagner is a graduate of Holy Cross College and the Graduate School of Business at New York University.

The Board of Directors recommends that stockholders vote FOR the directors listed above in Proposal Number 1.

Meetings of the Board of Directors and Committees

        During the year ended December 31, 2005, the Board of Directors of the Company held four regular meetings and two special meetings. At each regularly scheduled meeting of the Board of Directors, the independent directors met separately from management in executive session under the direction of Mr. Costantini, the former chairman of the Audit Committee, and Mr. Myers, the current chairman of the Audit Committee. All members of the Board of Directors are encouraged to attend the Company's annual meeting; all members of the Board of Directors were in attendance at last year's annual meeting. The Board of Directors has determined that the Chair of the Audit Committee will preside at all executive sessions. Additional information regarding the determination of director independence is set forth below under "Corporate Governance—Independence." Each director attended at least 75% of the meetings of the Board and the Board Committees of which he is a member that took place during his term of office.

        The Board of Directors has established an Audit Committee, a Compensation Committee, a Finance Committee, a Governance and Nominating Committee and an Equity Plans Committee. Each of these committees and their members are described below. The Board of Directors has adopted a written charter for each of these Committees, together with Corporate Governance Guidelines and Director Independence Standards; copies of the Corporate Governance Guidelines and each Committee's charter are available on the Company's website at: http://www.comfortsystemsusa.com, and a paper copy can be obtained by writing to Comfort Systems USA, Inc., Office of the General Counsel, 777 Post Oak Blvd., Suite 500, Houston, TX 77056.

        Audit Committee.    The Audit Committee, which held four regular meetings and six special meetings during 2005, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the Audit Committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management such matters relating to compliance with corporate policies, as the Audit Committee deems appropriate. The Audit Committee reviews and reassesses the adequacy of its charter every year, and it has done so for 2005.

        The members of the Audit Committee are Messrs. Myers, Harter and Wagner. None of the Audit Committee members is currently an executive officer or employee of the Company, nor has any been such at any time while serving on the Audit Committee. The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards, the Company's Director Independence Standards (discussed herein at "Corporate Governance—Independence") and the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, each member of the Audit Committee is financially literate, as determined by our Board of Directors in its business judgment. The Board of Directors has determined, based on accounting or related financial management expertise, that each of Messrs. Myers, Harter and Wagner are "audit committee financial experts."

        Compensation Committee.    The Compensation Committee, which held five meetings during 2005, establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues. The Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and reviews incentive awards. The members of the Compensation Committee are Messrs. Bulls, Harter and Schultz and none of these persons is currently an executive officer or employee of the Company, nor has any been such at any time while serving on the Compensation Committee. The Board of Directors has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards, the Company's Director Independence Standards and the rules and regulations under the Securities Exchange Act.

        Governance and Nominating Committee.    The Governance and Nominating Committee, which held two meetings during 2005, evaluates the structure and membership of the Board of Directors, evaluates candidates for nomination to the Board of Directors as appropriate with an emphasis on diversity of viewpoint and professional experience, reviews the compensation structure for the non-employee directors and the frequency and content of meetings, and makes recommendations to the Board of Directors on all such matters. Directors are nominated or elected by the Board of Directors, and stockholders may nominate directors as described further in "Corporate Governance—Director Nomination by Stockholders." The Committee identifies candidates for director through a variety of formal and informal channels. The Committee has the authority to hire a professional search firm to help identify candidates with specific qualifications, although it has no current engagement with any such firm. The members of the Governance and Nominating Committee are Messrs. Wagner, Bulls, and Schultz. The Board of Directors has determined that the Governance and Nominating Committee consists entirely of directors who meet the independence requirements of the rules and regulations of the New York Stock Exchange, the Company's Director Independence Standards and the rules and regulations under the Exchange Act.

        Finance Committee.    The Finance Committee, which held no meetings during 2005, is empowered by the Board of Directors to consult with management and give guidance to the Board of Directors on all matters pertaining to the Company's capital structure. The members of the Finance Committee are Messrs. Murdy, Harter, Myers and Wagner.

        Equity Plans Committee.    The Equity Plans Committee, which is responsible for approving equity grants under the Company's equity incentive plans, held no meetings during 2005 although it took certain actions by written consent. The members of the Equity Plans Committee are Messrs. Bulls and Schultz. The Board of Directors has determined that the Equity Plans Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards, the Company's Director Independence Standards, and the rules and regulations under the Exchange Act.

Corporate Governance

  Code of Ethics and Corporate Governance Principles

        In 1997, the year the Company was formed, it adopted a code of ethics—the Corporate Compliance Policy: Standards and Procedures Regarding Business Practices ("Corporate Compliance Policy"). That policy, with subsequent amendments, continues and applies to the Company's directors, officers and employees who are subject to disciplinary action, including termination, for violations to the policy. The policy forms the basis of the Company's ethics and compliance program and covers a wide range of areas. Many Company policies are summarized in the Corporate Compliance Policy including Conflict of Interest, Insider Trading, Confidentiality, and compliance with all laws and regulations applicable to the conduct of the Company's business. The Corporate Compliance Policy is published on the Company's website at http://www.comfortsystemsusa.com, and a paper copy can be obtained by writing to Comfort Systems USA, Inc., Office of General Counsel, 777 Post Oak Blvd., Suite 500, Houston, TX 77056. Any amendments to the Corporate Compliance Policy or the grant of a waiver from a provision of the policy requiring disclosure under applicable SEC rules will be properly disclosed to the public.

  Independence

        The Company has adopted Director Independence Standards to assist it in making determinations regarding the independence of its members. The criteria are consistent with the New York Stock Exchange listing standards regarding director independence. To be considered independent, the Board of Directors must determine that the director does not have a material relationship, directly or indirectly, with the Company. The Company's Director Independence Standards are published on the Company's website at http://www.comfortsystemsusa.com, and a paper copy can be obtained by writing to Comfort Systems USA, Inc., Office of General Counsel, 777 Post Oak Blvd., Suite 500, Houston, TX 77056.

        The Board of Directors has considered the independence of its members in light of the Company's Director Independence Standards and the rules and regulations under the Exchange Act, including each director's affiliations and relationships, and has determined that Messrs. Bulls, Harter, Myers, Schultz and Wagner, who together constitute a majority of the Board, qualify as independent directors of the Company. As already indicated, the Board of Directors has also determined that all members of the Audit Committee qualify as independent in accordance with the audit committee requirements of the rules and regulations of the New York Stock Exchange, the Company's Director Independence Standards and the rules and regulations under the Exchange Act.

  Director Nomination by Stockholders

        The Board of Directors will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit one candidate for consideration in conformity with the Bylaws and as set forth hereafter under the caption "Stockholder Proposals." Stockholders wishing to recommend a candidate must submit the recommendation to the Governance and Nominating Committee c/o the General Counsel, Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056. If a nominating stockholder is not a record holder, the shareholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

        At the time the nominating stockholder submits the recommendation, the candidate must submit all information about the candidate that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

  •
  Certify that he or she meets the requirements to be: (a) independent under the independence requirements of the New York Stock Exchange rules and the Company's Director Independence Standards, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Internal Revenue Code;

  •
  Consent to serve on the Board of Directors, if nominated and elected; and

  •
  Agree to complete, upon request, a customary director's or officer's questionnaire.

        The Governance and Nominating Committee will evaluate any stockholder-recommended candidate to determine whether he or she is highly-qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the Committee recommends individuals who have a general management focus, have specialization in the Company's principal business activities or finance, have significant experience in issues encountered by public companies and who could contribute to the diversity of the Board. The Committee evaluates stockholder- recommended candidates in the same way it evaluates candidates proposed from other sources.

  Communications with the Board of Directors

        Stockholders may communicate directly with the Board of Directors by writing to Board of Directors, Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056. The Chairman of the Board of Directors will review these communications and will determine appropriate steps to handle them. A shareholder wishing to communicate directly with the non-management members of the Board may address the communication to "Non-Management Directors, c/o Board of Directors" at the same address above. These communications will be handled by the Chair of the Audit Committee, who is currently designated to preside at the meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the Board of Directors, at the address above.

Director Compensation

        Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors.

        Each director who is not an employee of the Company or one of its subsidiaries receives a quarterly retainer of $5,000 ($5,500 if the Director is the Chair of a committee; $6,250 if the Director is the Audit Chair). The meeting attendance fees are $2,000 for attendance at each Board of Directors meeting, $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting), and $500 for each telephonic meeting or telephonic attendance at a meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

        In addition, the Company's 1997 Non-Employee Directors' Stock Plan, as amended (the "1997 Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1997, currently provides for (i) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director and (ii) an automatic annual grant to each non-employee director of an option to purchase 10,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The 1997 Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. Should the 2006 Stock Options/SAR Plan for Non-Employee Directors ("Directors Plan"), which is herein being presented for shareholder approval, be approved, the Company will make all future grants under the Directors Plan, except for the scheduled grants related to the 2006 Shareholders' Meeting. Should the Directors Plan not be approved, then future grants will continue to be made under the 1997 Directors' Plan.

PROPOSAL NUMBER 2

APPROVAL OF 2006 EQUITY INCENTIVE PLAN

        The 2006 Equity Incentive Plan (the "2006 Plan") was unanimously approved by the Board of Directors on March 9, 2006. The 2006 Plan is subject to approval by the Company's shareholders, in accordance with applicable law and the listing standards of the NYSE. The following description is a summary of the material features of the 2006 Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the 2006 Plan, which is attached hereto as Appendix A. The Plan is not required to be qualified under Section 401 of the Internal Revenue Code of 1986 ("the Code") nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. The Board of Directors recommends a shareholder vote FOR the approval of the 2006 Plan.

        The Company intends to file a registration statement under the Securities Act covering all shares of common stock reserved for issuance under the 2006 Plan. The registration statement is expected to be filed as soon as practicable after approval of the plan.

        The Board of Directors adopted an equity incentive plan that was approved by the Company's shareholders in March of 1997 (the "1997 Plan"). The 1997 Plan provides for the granting of incentive or non-qualified options, stock appreciation rights, restricted or deferred stock, dividend equivalents or other incentive awards to directors, employees and consultants to the Company. Under the 1997 Plan aggregate options granted may not exceed 13% of the total number of shares of common stock outstanding at the time of any grant under the plan. The 1997 Plan will expire in March of 2007. Should the 2006 Plan be approved, the Company will make all future grants under the 2006 Plan and will not make any further grants under the 1997 Plan.

Summary of the 2006 Plan

        Purpose.    The purpose of the 2006 Plan is to attract and retain key employees, directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting awards with respect to the Company's common stock. To this end, the 2006 Plan permits us to grant a variety of stock and cash-based awards and related benefits, including stock options, stock appreciation rights, restricted or unrestricted stock awards, restricted or unrestricted promises to deliver stock in the future, rights to receive awards based on performance (including cash performance awards) and other awards convertible into or otherwise based on stock.

        Administration.    The Committee will be the administrator of the 2006 Plan. The administrator will select the participants and set the terms and conditions of all awards (including the exercise price for awards that have one). Subject only to the limitations provided in the 2006 Plan, the administrator has discretionary authority to administer the issuance of awards granted to such participants as are eligible to receive awards; to prescribe the form or forms of instruments evidencing awards and any other instruments required under the 2006 Plan and to change such forms from time to time; to adopt, amend and rescind rules and regulations for the administration of the 2006 Plan; and to interpret the 2006 Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the 2006 Plan. Such determinations of the Committee will be conclusive and will bind all parties. In the case of an award intended to be eligible for the performance-based compensation exception under Section 162(m), the 2006 Plan and such award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception.

        Eligibility and Participation.    All key employees, all directors and all consultants of the Company (or any affiliate) whom the Committee considers to be capable of contributing to the successful performance of the Company are eligible to be participants in the 2006 Plan. However, incentive stock options may be granted only to our employees (or employees of certain affiliated entities).

        Effective Date and Term.    The effective date of the 2006 Plan is the date it is approved by the shareholders. No awards may be granted under the 2006 Plan more than ten years after the effective date of the 2006 Plan (though previously granted awards may remain outstanding in accordance with their terms). The number of awards that may be granted to executive officers and non-executive officers is indeterminable at this time.

Shares Subject to the 2006 Plan

        Number of Shares.    If Proposal Number 2 is approved, the aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the 2006 Plan will be 3,200,000 shares, subject to adjustment in the event of certain changes in our capitalization as described below. Certain awards granted by another company and assumed by us or issued by us in substitution for such other company awards will not reduce the shares available for grant under the 2006 Plan. Each share subject to an award consisting of other than Options and/or Stock appreciation rights will reduce the number of shares remaining available for grant under the 2006 Plan by 1.6 shares for purposes of this limitation. Stock appreciation rights settled in shares of common stock will be counted in full against the number of shares available for award under the 2006 Plan, regardless of the number of shares of common stock issued upon settlement of the given stock appreciation right. If any award granted under the 2006 Plan terminates, is cancelled or expires before it is fully exercised, or is repurchased at cost, the number of shares as to which such award was not exercised shall be available for future grants. The maximum number of shares that may be issued under the 2006 Plan represents approximately 7.9% of the total number of shares of our common stock outstanding on March 31, 2006.

        Adjustments to Awards.    In the event of a stock dividend or other similar distribution of our stock or our other securities, stock split, or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase or any other change in our (or our affiliate's) capital structure (or other transaction or event), the administrator may make appropriate adjustments (in order to prevent enlargement or dilution of benefits intended to be made available under the 2006 Plan) to the maximum number of shares that may be delivered under the 2006 Plan and to the maximum share limits on awards to individual participants. The administrator may also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards, and any other provision of awards affected by such change. The administrator may also make the adjustments described above to take into account distributions to stockholders or any other event other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving the Company's stock, or any other event, if it determines that adjustments are appropriate to avoid distortion in the operation of the 2006 Plan and to preserve the value of awards made under the 2006 Plan.

        Assumptions and Substitutions.    Except as otherwise provided in an award agreement, in the event of certain "corporate transactions," the administrator may provide for the continuation or assumption of some or all outstanding awards (or for the grant of new awards in substitution), by the acquirer or survivor (or an affiliate), in each case on such terms and conditions (including vesting or other conditions) as the administrator determines are appropriate. In the event of such corporate transaction, the administrator may also provide for treating as satisfied any vesting conditions on an award or for the accelerated delivery of shares of stock with respect to restricted stock unit awards. Any shares of stock so delivered may contain such restrictions, if any, as the administrator deems appropriate to reflect any performance or other vesting conditions that did not lapse in connection with such transaction. Except as otherwise provided in an award agreement, in general, each award not being assumed will terminate upon consummation of such corporation transaction. In addition, if the corporate transaction is one in which holders of stock will receive upon consummation a payment (whether cash, non-cash or a combination), the administrator may provide for a "cash-out payment," with respect to some or all of the awards, equal to the excess of the fair market value of stock subject to the awards over the aggregate exercise price in respect of such awards, on such payment terms (which need not be the same as the terms of payment to holders of stock) and other terms and conditions as the administrator determines.

        Shares to be Delivered.    Shares delivered under the 2006 Plan may be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury. No fractional shares will be delivered under the 2006 Plan.

        Section 162(m) Limits and Requirements.    The maximum number of shares for which stock options may be granted to any person in any calendar year and the maximum number of shares subject to stock appreciation rights granted to any person in any calendar year will each be 1,000,000 subject to adjustments in the event of changes in our capitalization as described above. The maximum benefit that may be paid to any person under other awards in any calendar year will be, to the extent paid in shares, 625,000 shares, subject to adjustments in the event of changes in our capitalization as described above.

        In the case of any performance award intended to qualify as performance-based for the purposes of Section 162(m), the 2006 Plan and such award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception. With respect to performance awards, the administrator will pre-establish, in writing, specific performance criteria no later than 90 days after the start of the period of performance (or at an earlier time if necessary to qualify the award as performance-

based under Section 162(m)). The performance criteria shall serve as a condition to the grant, exercisability, vesting, payment or full enjoyment of the performance award, as determined by the administrator. The performance criteria pre-established by the administrator will be an objectively determinable measure of performance relating to any of or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis, or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment, sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations, restructurings, financings (issuance of debt or equity), or refinancings. A performance criterion measure determined by the administrator need not be based upon an increase, a positive or improved result, or avoidance of loss. Prior to the grant, exercisability, vesting, payment or full enjoyment of the performance award, as the case may be, the administrator will determine whether the performance criteria have been attained and such determination will be conclusive. If the performance criteria are not attained, no other award will be provided in substitution of the performance award.

        Option and Stock Appreciation Right Repricing.    In general, except as provided in the 2006 Plan, without the affirmative vote of holders of a majority of our stock, neither the Board of Directors nor the Committee will approve either (i) the cancellation of outstanding options or stock appreciation rights and the grant in substitution of new options or stock appreciation rights having a lower exercise price or (ii) the amendment of outstanding options or stock appreciation rights to reduce their exercise price. The 2006 Plan provides for exceptions to this in the case of certain transactions and adjustments.

        Termination of Service.    In general, upon termination of a participant's service relationship with us (or our affiliates), any award requiring exercise will cease to be exercisable and any award to the extent not already fully vested will be forfeited except that, all options and stock appreciation rights (i) held by a participant prior to his or her death, to the extent then exercisable, will remain exercisable for one year, and (ii) held by a participant prior to termination of such relationship for other reasons will, to the extent then exercisable, remain exercisable for three months. However, in no event will such options or stock appreciation rights remain exercisable beyond their otherwise scheduled expiration date.

Awards

        Stock Options.    The administrator may from time to time award stock options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price and subject to other terms and conditions. Two types of stock options may be granted under the 2006 Plan: incentive stock options, or "ISOs," which are subject to special tax treatment as described below, and non-statutory options. As indicated above, eligibility for ISOs is limited to our employees. The expiration date of an ISO cannot be more than ten years after the date of the original grant (or more than five years with respect to certain ten percent shareholders). The expiration date of a non-statutory option is determined in the discretion of the administrator. The exercise price of any option granted under the 2006 Plan cannot be less than the fair market value of the underlying stock on the date of grant (generally, the closing price on the trading date of the grant) (and the exercise price of an incentive stock option granted to certain ten percent shareholders cannot be less than 110% of such fair market value). The administrator also determines all other terms and conditions related to the exercise of a stock option, including the number of shares subject to an option, the consideration to be paid, if any, for the grant of the stock options, the time at which stock options may be exercised, and conditions related to the exercise of stock options.

        Stock Appreciation Rights.    The administrator may grant stock appreciation rights under the 2006 Plan. A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant (generally, the closing price on the trading date of the grant).

        Stock Awards; Deferred Stock.    The 2006 Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met. Other awards under the 2006 Plan may also be settled with restricted stock. The 2006 Plan also provides for deferred stock grants entitling the recipient to receive shares of common stock in the future on such conditions as the administrator may specify.

        Performance Awards.    The administrator may also make awards subject to the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the administrator. In the case of performance awards intended to qualify for exemption under Section 162(m), limits and requirements described above under "Section 162(m) Limits and Requirements" will apply.

        Non-Transferability.    No award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by the participant; except that, as to awards other than incentive stock options, the Committee may permit certain transfers to the participant's family members or to certain entities controlled by the participant or his or her family members.

        Section 409A.    Awards under the 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Granted awards may be modified at any time, in the administrator's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

Amendment, Suspension and Termination

        The Board of Directors may amend, suspend, or terminate the 2006 Plan or any portion thereof at any time, subject to such stockholder approval as the Board of Directors determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the 2006 Plan as to conform with or take advantage of governmental requirements, statutes or regulations. However, no amendment, modification or termination will adversely affect the rights of any participant (without his or her consent) under any award previously granted (unless the administrator determines that such amendment, modification or termination would not materially and adversely affect the participant) and no amendment will, without the approval of our stockholders, effectuate a change for which stockholder approval is required in order for the 2006 Plan to continue to qualify under Rule 16b-3 promulgated under the Exchange Act or for the 2006 Plan to continue to qualify under Section 422 of the Code or for awards intended to be eligible for the performance-based exception under Section 162(m) of the Code to continue such eligibility.

Federal Tax Effects

        The following discussion summarizes certain federal income tax consequences of the grant and exercise of stock options under the 2006 Plan, based on the federal income tax laws in effect on the date of this proxy statement. The summary does not purport to be a complete description of Federal tax consequences that may be associated with the 2006 Plan (including tax consequences with respect to other types of awards such as stock appreciation rights, restricted or unrestricted stock awards, restricted or unrestricted promises to deliver stock in the future and rights to receive awards based on performance including cash performance awards), nor does it cover state, local, or non-United States taxes. Recipients and other beneficiaries of awards should consult with their tax advisors.

        Incentive Stock Options.    In general, an optionee realizes no taxable income upon the grant of an incentive stock option (or "ISO"). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, if a disposition of shares purchased under an ISO occurs within two years from the date of grant or within one year after exercise, the so-called "disqualifying" disposition results in ordinary income to the optionee (and a deduction available to us) equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized on the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

        Non-Statutory Options.    In general, an optionee realizes no taxable income at the time of the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as a capital gain or loss (which may, if such person has held such shares for over one year, long-term capital gain or, if not so held, short-term capital gain) for which we are not entitled to a deduction.

        ISOs are treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having an aggregate fair market value (determined as of the date of grant) in excess of $100,000. In general, ISOs are also treated as non-statutory options to the extent that they are exercised by the optionee more than three months after termination of employment.

        Under the so-called "golden parachute" provisions of the Internal Revenue Code, options that are granted or that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control in excess of certain limits. If these limits are exceeded the excess may be subject to an additional 20% Federal tax and may be nondeductible to us.

        The foregoing is only a summary of the 2006 Plan, a copy of which is attached hereto as Appendix A.

Vote Required

        If a quorum is present, the approval of the 2006 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on such proposal. Votes may be cast in favor of or withheld with respect to Proposal Number 2. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will have the effect of a vote against approval of the proposal.

The Board of Directors recommends that
stockholders vote FOR Proposal Number 2.

PROPOSAL NUMBER 3

APPROVAL OF 2006 STOCK OPTIONS/SAR PLAN
FOR NON-EMPLOYEE DIRECTORS

        The 2006 Stock Options/SAR Plan for Non-Employee Directors (the "Directors Plan") was unanimously approved by the Board of Directors on March 9, 2006. The Directors Plan is subject to approval by the Company's shareholders, in accordance with applicable law and the listing standards of the NYSE. The following description is a summary of the material features of the Directors Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the Directors Plan, which is attached hereto as Appendix B. The Directors Plan is not required to be qualified under Section 401 of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. The Board of Directors recommends a shareholder vote FOR the approval of the Directors Plan.

        The Company intends to file a registration statement under the Securities Act covering all shares of common stock reserved for issuance under the Directors Plan. The registration statement is expected to be filed as soon as practicable after approval of the Directors Plan.

        The Board of Directors adopted a non-employee directors' stock plan that was approved by the Company's shareholders in March 1997 (the "1997 Directors' Plan"). The 1997 Directors Plan provides for the granting of stock options or stock appreciation rights to non-employee directors. Under the 1997 Directors' Plan, each non-employee director is granted options to purchase 10,000 shares at the time of the director's initial election. In addition, each non-employee director is automatically granted options to purchase an additional 10,000 shares at each annual meeting of the stockholders that is more than two months after the date of the director's initial election. All options are granted with an exercise price equal to the fair market value at the date of grant and are immediately vested upon grant. The 1997 Directors' Plan will expire in March of 2007. Should the current proposal to approve the Directors Plan obtain shareholder approval, the Company will make all future grants under the Directors Plan and will not make any further grants under the 1997 Directors' Plan, except for the scheduled grants related to the 2006 Shareholders' Meeting.

Summary of the Directors Plan

        Purpose.    The purpose of the Directors Plan is to advance the interests of the Company by increasing the proprietary interest in the Company of non-employee members of the Company's Board of Directors by granting awards with respect to the Company's common stock. To this end, the Directors Plan permits us to grant awards of stock options and stock appreciation rights.

        Administration.    The Committee will be the administrator of the Directors Plan. The administrator will select the participants, set the terms and conditions of all awards (including the exercise price). Subject only to the limitations provided in the Directors Plan, the administrator has discretionary authority to administer the issuance of awards granted to such participants as are eligible to receive awards; to prescribe the form or forms of instruments evidencing awards and any other instruments required under the Directors Plan and to change such forms from time to time; to adopt, amend and rescind rules and regulations for the administration of the Directors Plan; and to interpret the Directors Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Directors Plan. In the case of an award intended to be eligible for the performance-based compensation exception under Section 162(m), if any, the Directors Plan and such award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception. Such determinations of the Committee will be conclusive and will bind all parties.

        Eligibility and Participation.    Directors eligible to receive Awards under the Directors Plan are those directors who are not present or former employees of the Company or any subsidiary or other affiliate of the Company.

        Effective Date and Term.    The effective date of the Directors Plan is the date it is approved by the shareholders. No awards may be granted under the Directors Plan more than ten years after the effective date of the Directors Plan (though previously granted awards may remain outstanding in accordance with their terms).

Shares Subject to the Directors Plan

        Number of Shares.    If Proposal Number 3 is approved, the aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the Directors Plan will be 500,000 shares, subject to adjustment in the event of certain changes in our capitalization as described below. Stock appreciation rights settled in shares of common stock will be counted in full against the number of shares available for award under the Directors Plan, regardless of the number of shares of common stock issued upon settlement of the given stock appreciation right. If any award granted under the Directors Plan terminates, is cancelled or expires before it is fully exercised, or is repurchased at cost, or upon exercise is satisfied other than by delivery of stock (or does not result in delivery of stock by reason of tax withholding), the number of shares as to which such award was not exercised shall be available for future grants. The maximum number of shares that may be issued under the Directors Plan represents approximately 1.2% of the total number of shares of our common stock outstanding on March 31, 2006.

        Grant of Awards.    On the date of each annual meeting, each participant who has served since at least the previous annual meeting and is continuing in office and each newly elected non-employee director will be awarded an award covering 10,000 shares (which will be the maximum number of shares of Common Stock subject to awards that may be granted to any participant in the aggregate in any calendar year). For purposes of this paragraph, each non-employee director elected to office by the Board since the then last annual meeting will be treated as a newly elected non-employee director.

        Adjustments to Awards.    In the event of a stock dividend or other similar distribution of our stock or our other securities, stock split, or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger exchange of stock, redemption or repurchase or any other change in our (or our affiliate's) capital structure (or other transaction or event), the administrator may make appropriate adjustments (in order to prevent enlargement or dilution of benefits intended to be made available under the Directors Plan) to the maximum number of shares that may be delivered under the Directors Plan and to the maximum share limits on awards to individual participants. The administrator may also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards, and any other provision of awards affected by such change. The administrator may also make the adjustments described above to take into account distributions to stockholders or any other event other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving the Company's stock, or any other event, if it determines that adjustments are appropriate to avoid distortion in the operation of the Directors Plan and to preserve the value of awards made under the Directors Plan.

        Assumptions and Substitutions.    Except as otherwise provided in an award agreement, in the event of certain "corporate transactions," the administrator may provide for the continuation or assumption of some or all outstanding awards (or for the grant of new awards in substitution), by the acquiror or survivor (or an affiliate), in each case on such terms and conditions (including vesting or other conditions) as the administrator determines are appropriate. In the event of such corporate transaction, the administrator may also provide for treating as satisfied any vesting conditions on an award. Except as otherwise provided in an award agreement, in general, each award not being assumed will terminate upon consummation of such corporation transaction. In addition, if the corporate transaction is one in which holders of stock will receive upon consummation a payment (whether cash, non-cash or a combination), the administrator may provide for a "cash-out payment," with respect to some or all of the awards, equal to the excess of the fair market value of stock subject to the awards over the aggregate exercise price (if any) in respect of such awards, on such payment terms (which need not be the same as the terms of payment to holders of stock) and other terms and conditions as the administrator determines.

        Shares to be Delivered.    Shares delivered under the Directors Plan may be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury. No fractional shares will be delivered under the Directors Plan.

        Option and SAR Repricing.    In general, except as provided in the Directors Plan, without the affirmative vote of holders of a majority of our stock, neither the Board of Directors nor the Committee will approve either (i) the cancellation of outstanding options or stock appreciation rights and the grant in substitution of new options or stock appreciation rights having a lower exercise price or (ii) the amendment of outstanding options or stock appreciation rights to reduce their exercise price. The Directors Plan provides for exceptions to this in the case of certain transactions and adjustments.

        Termination of Service.    In general, upon termination of a participant's service relationship with us (or our affiliates), any award requiring exercise will cease to be exercisable and any award to the extent not already fully vested will be forfeited except that, all options and stock appreciation rights (i) held by a participant prior to his or her death, to the extent then exercisable, will remain exercisable for one year, and (ii) held by a participant prior to termination of such relationship for other reasons will, to the extent then exercisable, remain exercisable for six months. However, in no event will such options or stock appreciation rights remain exercisable beyond their otherwise scheduled expiration date.

Awards

        Stock Options.    The administrator may from time to time award stock options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price and subject to other terms and conditions. Each option granted under the Directors Plan will be a non-statutory option. The expiration date of a non-statutory option is determined in the discretion of the administrator. The exercise price of any option granted under the Directors Plan cannot be less than the fair market value of the underlying stock on the date of grant (generally, the closing price on the trading date of the grant). The administrator also determines all other terms and conditions related to the exercise of a stock option, including the number of shares subject to an option, the consideration to be paid, if any, for the grant of the stock options, the time at which stock options may be exercised, and conditions related to the exercise of stock options.

        Stock Appreciation Rights.    The administrator may grant stock appreciation rights under the Directors Plan. A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant (generally, the closing price on the trading date of the grant).

        Non-Transferability.    No award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by the participant; except that, as to awards the Committee may permit certain transfers to the participant's family members or to certain entities controlled by the participant or his or her family members.

        Section 409A.    Awards under the Directors Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Granted awards may be modified at any time, in the administrator's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

Amendment, Suspension and Termination

        The Board of Directors may amend, suspend, or terminate the Directors Plan or any portion thereof at any time, subject to such stockholder approval as the Board of Directors determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Directors Plan as to conform with or take advantage of governmental requirements, statutes or regulations. However, no amendment, modification or termination will adversely affect the rights of any participant (without his or her consent) under any award previously granted (unless the administrator determines that such amendment, modification or termination would not materially and adversely affect the participant) and no amendment will, without the approval of our stockholders, effectuate a change for which stockholder approval is required in order for the Directors Plan to qualify or continue to qualify under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

Federal Tax Effects

        For a discussion of certain United States federal income tax consequences applicable to stock options granted under the Directors Plan under the law as in effect on the date of this proxy statement, please refer to the section entitled "Federal Tax Effects" in "Proposal 2: Approval of the 2006 Equity Incentive Plan" above.

        The foregoing is only a summary of the Directors Plan, a copy of which is attached hereto as Appendix B.

Vote Required

        If a quorum is present, the approval of the Directors Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on such proposal. Votes may be cast in favor of or withheld with respect to Proposal Number 3. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will have the effect of a vote against approval of the proposal.

The Board of Directors recommends that
stockholders vote FOR Proposal Number 3.

PROPOSAL NUMBER 4

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has re-appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2006, subject to ratification by the Company's stockholders. Ernst & Young LLP was the Company's independent auditor for the year ended December 31, 2005.

        We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

        The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2006. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but it still may decide to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and its stockholders' best interests.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        The Audit Committee has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2006. Ernst & Young LLP acted as independent auditors for the Company for the year ended December 31, 2005. Fees to the Company and its subsidiaries for professional services rendered by Ernst & Young LLP during 2005 and 2004 were as follows:

Description	2005	2004
Audit Fees	$1,433,984	$1,627,000
Audit-Related Fees	—	$51,000
Tax Fees	$6,000	$3,500
All Other Fees	$1,749	—

        In 2005, services under the caption "Tax Fees" consisted principally of fees related to tax advice; services under the caption "All Other Fees" consisted principally of a subscription to accounting research software. In 2004, services under the caption "Audit-Related Fees" consisted principally of employee benefit plan audits and accounting consultation; services under the caption "Tax Fees" consisted principally of compliance audits and advice.

        The Company's Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company's independent auditor to the Company, pursuant to which the Audit Committee will review for approval each particular service expected to be provided by the independent auditor, and in that connection will be provided with sufficient detailed information so that the Audit Committee can make well-reasoned assessments of the impact of the services on the independence of the auditor. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, and fees resulting from changes in the scope, structure, or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals may include services in categories of audit services (including consultation to support such audits), audit- related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, tax advice), and other services (services permissible under the SEC's auditor independence rules, typically routine and recurring type services that would not impair the independence of the auditor).

The Board of Directors recommends that
stockholders vote FOR Proposal Number 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of shares of Common Stock and Restricted Common Stock as of the Record Date (i) individually by the Chief Executive Officer, each of the other executive officers of the Company in 2005 as named in the Summary Compensation Table (the "Named Executive Officers") and current directors and nominees of the Company, (ii) by all executive officers and directors of the Company as a group, and (iii) each person known to the Company as reported on schedules filed with the SEC to be the beneficial owner of more than 5% of the outstanding Common Stock or Restricted Common Stock. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

	Restricted Common Stock Shares Beneficially Owned		Common Stock Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(s)(1)
	Number	Percent	Number	Percent
William F. Murdy(3)	—	—	845,159	2.0%
Steven S. Harter(4)	827,034	86.2%	125,000	*
Alfred J. Giardinelli, Jr.(5)	—	—	315,916	*
Thomas N. Tanner(6)	—	—	156,324	*
William George III(7)	—	—	92,401	*
Herman E. Bulls(8)	—	—	59,000	*
Robert D. Wagner, Jr.(9)	—	—	55,000	*
James Schultz(10)	—	—	45,000	*
Julie S. Shaeff(11)	—	—	31,256	*
Franklin Myers(12)	—	—	10,000	*
All executive officers and directors as a group (10 persons)	827,034	86.2%	1,735,056	4.2%
Dimensional Fund Advisors Inc.(13) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	—	—	3,423,250	8.6%
Cannell Capital LLC(13) 150 California Street Fifth Floor San Francisco, CA 94111	—	—	2,715,000	6.8%
Goldman Sachs Asset Management, L.P.(13) 30 Hudson Street Jersey City, NJ 07302	—	—	2,242,425	5.6%

*
Less than 1%.

(1)
Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

(2)
Shares shown include shares that could be acquired upon exercise of previously vested options, or options that vest within 60 days.

(3)
Includes (i) 295,159 shares of Common Stock issued pursuant to restricted stock grants, 116,667 shares of which remain subject to tenure and performance vesting, and (ii) 550,000 shares of Common Stock issuable upon exercise of options.

(4)
Includes 827,034 shares of Restricted Common Stock held in a partnership as to which Mr. Harter is a general partner and 70,000 shares of Common Stock issuable upon exercise of options.

(5)
Includes (i) 1,600 shares of Common Stock held in a trust for Mr. Giardinelli's children and (ii) 22,500 shares of Common Stock issuable upon exercise of options.

(6)
Includes (i) 52,266 shares of Common Stock issued pursuant to restricted stock grants, 47,500 shares of which remain subject to tenure and performance vesting, and (ii) 79,500 shares of Common Stock issuable upon exercise of options.

(7)
Includes (i) 52,400 shares of Common Stock issued pursuant to restricted stock grants, 47,500 shares of which remain subject to tenure and performance vesting, and (ii) 40,000 shares of Common Stock issuable upon exercise of options.

(8)
Includes 55,000 shares of Common Stock issuable upon exercise of options.

(9)
Includes 50,000 shares of Common Stock issuable upon exercise of options.

(10)
Includes 40,000 shares of Common Stock issuable upon exercise of options.

(11)
Includes (i) 18,756 shares of Common Stock issued pursuant to restricted stock grants, 16,250 shares of which remain subject to tenure and performance vesting, and (ii) 12,500 shares of Common Stock issuable upon exercise of options.

(12)
Includes 10,000 shares of Common Stock issuable upon exercise of options.

(13)
These figures are provided pursuant to each listed entities Schedule 13G filed with the SEC. These stockholders may be deemed to be the beneficial owners of these shares by virtue of their voting and/or investment power over these shares in connection with their role as an investment advisor or manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the shares attributed to it herein.

COMPENSATION OF EXECUTIVE OFFICERS

        The following tables set forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers for 2003, 2004 and 2005.

Summary Compensation Table

						Long Term Compensation Awards
		Annual Compensation
Name and Principal Position						Restricted Stock Award(s)(1)			Securities Underlying Options/SARs	All Other Compensation(2)
	Year	Salary		Bonus
William F. Murdy, Chairman of the Board, and Chief Executive Officer	2005 2004 2003	$ $ $	500,000 450,000 362,500	$ $ $	516,643 412,335 97,280	$	— 762,000 —	(3)	— — —	$ $ $	7,000 6,500 3,299
William George, Executive Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	256,250 230,000 194,250	$ $ $	271,186 213,958 65,415	$	— 228,600 —	(4)	30,000 — 10,000	$ $ $	7,000 6,500 2,081
Thomas N. Tanner Executive Vice President and Chief Operating Officer	2005 2004 2003	$ $ $	256,250 222,500 167,057	$ $ $	264,780 205,946 179,857	$	— 228,600 —	(5)	30,000 — 25,000	$ $ $	7,000 6,500 5,850
Julie S. Shaeff Senior Vice President, Chief Accounting Officer	2005 2004 2003	$ $ $	165,000 155,000 126,000	$ $ $	85,706 73,176 25,200	$	— 114,300 —	(6)	15,000 — 15,000	$ $ $	5,113 4,505 1,512

(1)
Each of the holders of these shares is entitled to receive dividends.

(2)
Reflects amounts received under the Company's matching of contributions made by that person to his or her 401(k) retirement plan.

(3)
Reflects 100,000 restricted shares of Common Stock granted to Mr. Murdy valued at the market price on date of grant (June 8, 2004), which vest over a three-year period. The aggregate value of Mr. Murdy's restricted shares, which in addition to the above grant includes a previous grant of 200,000 restricted shares of Common Stock granted on March 22, 2002, was $2,760,000 as of December 31, 2005.

(4)
Reflects 30,000 restricted shares of Common Stock granted to Mr. George valued at the market price on date of grant (June 8, 2004), which vest over a four-year period. The aggregate value of these shares as of December 31, 2005 was $276,000.

(5)
Reflects 30,000 restricted shares of Common Stock granted to Mr. Tanner valued at the market price on date of grant (June 8, 2004), which vest over a four-year period. The aggregate value of these shares as of December 31, 2005 was $276,000.

(6)
Reflects 15,000 restricted shares of Common Stock granted to Ms. Shaeff valued at the market price on date of grant (June 8, 2004), which vest over a four-year period. The aggregate value of these shares as of December 31, 2005 was $138,000.

Stock Option Grants in 2005

        The following table shows information concerning individual grants of stock options made during 2005 to each of the Named Executive Officers.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		% of Total Options Granted to Employees in 2005(2)
Name	Number of Options Granted (#)(1)		Exercise or Base Price ($/SH)	Expiration Date
					5%($)	10%($)
William F. Murdy	—	—	—	—	—	—
William George	30,000	6.4%	$6.38	5/18/15	$120,300	$304,800
Thomas N. Tanner	30,000	6.4%	$6.38	5/18/15	$120,300	$304,800
Julie S. Shaeff	15,000	3.2%	$6.38	5/18/15	$60,150	$152,400

(1)
These options have a four-year vesting schedule under which twenty-five percent (25%) of the shares granted become exercisable on the first four anniversaries of the date of grant. The options will also become exercisable in the event of a change of control of the Company. The options have a ten-year term.

(2)
Based on an aggregate of 467,500 options granted to employees during 2005.

(3)
These columns show the hypothetical gains of the options granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the full ten-year terms of the options. The 5% and 10% assumed rates are specified in the rules of the SEC and do not represent the Company's estimated or projected future prices of Company's Common Stock; no gain will be realized by the optionees unless there is an increase in the stock price from the price on the date of grant.

Aggregated Fiscal Year-End Option Values and Option Exercises in 2005

        The following table sets forth information concerning the fiscal year-end value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

			Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Murdy	—	—	550,000	—	$3,041,250	—
William George	25,000	$155,003	55,000	35,000	$269,750	$121,100
Thomas N. Tanner	—	—	61,625	52,875	$313,120	$202,753
Julie S. Shaeff	15,000	$75,893	20,000	22,500	$71,163	$85,650

(1)
These numbers are based upon the fair market value of one share of the Common Stock on December 31, 2005 ($9.20), less the exercise price of in-the-money options at December 31, 2005.

Employment Agreements

        During 2005, the Company had four executive officers, who were Messrs. Murdy, George, Tanner and Ms. Shaeff.

        On June 27, 2000, Mr. Murdy entered into an employment agreement with the Company. Mr. Murdy's employment agreement provides for an annual base salary of $400,000 subject to annual review during the employment term. Mr. Murdy's employment agreement will expire on December 31, 2007, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms. The agreement provides that, if the Company terminates Mr. Murdy's employment, other than for cause, he would receive from the Company an amount equal to base salary for one year. In the event of a change in control of the Company (as defined in the employment agreement), Mr. Murdy may elect to terminate his employment and receive an amount equal to two times his annual base salary then in effect. The employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year immediately following the effective date of termination.

        On December 1, 2003, Mr. George entered into an employment agreement with the Company providing for an annual base salary of $210,000, subject to annual review during the employment term. Subsequently, the Company and Mr. George entered into an amendment to the agreement extending its term until August 23, 2008. At the end of this term, unless terminated or not renewed by the Company or the employee, a term will continue thereafter on a year-to-year basis on the same terms. The agreement also provides that, if the Company terminates Mr. George's employment, other than for cause, Mr. George would receive from the Company a lump sum payment equal to one times his annual base salary then in effect. In the event of a change in control of the Company (as defined in the employment agreement), Mr. George may elect to terminate his employment and receive an amount equal to two times his annual base salary then in effect. The employment agreements also contain a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provision applies for a period of one year immediately following the effective date of termination.

        On January 1, 2004, Mr. Tanner entered into an employment agreement with the Company providing for an annual base salary of $195,000, subject to annual review during the employment term. Subsequently, the Company and Mr. Tanner entered into an amendment to the agreement extending its term until August 23, 2008. At the end of this term, unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis. The agreement also provides that, in the event of a termination of employment by the Company, other than for cause, Mr. Tanner will receive an amount equal to his base salary for one year. In the event of a change in control of the Company (as defined in the employment agreement), the Company will pay Mr. Tanner a bonus equal to one year's base salary. The employment agreement contains a covenant not to compete with the Company for one year immediately following termination of employment for any reason whatsoever.

        On December 1, 2003, Ms. Shaeff entered into an employment agreement with the Company. This agreement provides for an annual base salary of $140,000, subject to annual review during the employment term. The agreement is for a term of two years, and unless terminated or not renewed by the Company or the employee, each term will continue thereafter on a year-to-year basis on the same terms. If the Company terminates Ms. Shaeff's employment without cause, she would receive a lump sum payment from the Company equal to one-year of the her base salary then in effect. In the event of a change in control of the Company (as defined in the employment agreement), Ms. Shaeff may elect to terminate her employment and receive an amount equal to one times her annual base salary then in effect. The agreement also contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year form the effective date of termination.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues. The Committee establishes and regularly reviews the compensation levels of executive officers and other key managers and reviews incentive awards.

        The central objectives of the Company's executive compensation program are to:

  •
  Attract and retain competent leaders by providing reasonable but competitive compensation;

  •
  Provide incentives for achieving and exceeding the Company's annual performance goals; and

  •
  Align the financial interests of the Company's executives with those of its stockholders.

        The Company's executive compensation program is designed to provide effective levels of incentive as the Company improves its profitability. As the Company's stockholders achieve improved Company results through improving financial strength and earnings, the Company's executives are appropriately compensated.

        Three main elements comprise the Company's compensation program: base salary, annual bonus incentives, and long-term incentives.

        Base Salary—The Committee annually reviews individual executive salaries and the aggregate salary expense for the executive officers. The Committee considers individual performance, labor market conditions, the Company's results, and salary levels as compared to market levels of compensation. During 2005, the Company's Chief Executive Officer did not receive a change in his base compensation. The Chief Operating Officer received a raise of $12,500 during 2005. Also, during 2005 the Chief Financial Officer and the Chief Accounting Officer received a raise of $12,500 and $10,000 respectively, each at the time they were promoted to their current positions.

        Annual Bonus Incentives—Annual bonus incentives for executive officers are based upon objectives that include primarily earnings, cash flow, growth, strategic initiatives and individual performance. In 2005, the Bonus Plan for Executive Officers was primarily based upon objective measurement of earnings before interest, taxes, depreciation and amortization and cash flow. The basic bonus plan for executive officers has remained essentially unchanged for the last three years, except that the minimum and target levels of performance were increased substantially each year. Under the plan, if the target levels for EBITDA and cash flow were met, the executive officers were eligible to receive a bonus of up to 100% of their base salary. For the four executive officers, a percentage of their maximum bonus was subject to the accomplishment of individual objectives as determined by the Compensation Committee with the advice of the Chief Executive Officer (10% of the Chief Executive Officer's, Chief Operating Officer and Chief Financial Officer's maximum bonus potential, and 20% of the Chief Accounting Officer's maximum bonus potential). Under the relevant measures, annual bonuses were paid under the objectively measured plan as follows: the Chief Executive Officer received $479,143; the Chief Financial Officer and the Chief Operating Officer each received $245,561; and the Chief Accounting Officer received $52,706. Further, under the individual objective part of the plan, the Chief Executive Officer received $37,500; the Chief Financial Officer received $25,625, the Chief Operating Officer received $19,219 and the Chief Accounting Officer received $33,000, each amount representing the Compensation Committee's judgment with respect to their individual objectives. For 2006, the plan for executive officers continues to be based on earnings before interest, taxes, depreciation and amortization and cash flow, except that, because the committee expects continued strength in our market sectors, it has again substantially increased the minimum and targeted performance levels.

        Long-Term Incentives (Restricted Stock and Stock Options)—Stock-based awards are the primary tools that the Committee has traditionally used to align the long-term financial incentives of its executive officers with those of its stockholders. In determining the nature and amount of the awards, the Committee considers the executive's position, individual performance, and prospects for sustained contribution to the success of the Company. During 2005, the Chief Executive Officer did not receive any equity grants. The Chief Financial Officer and the Chief Operating Officer were each awarded 30,000 options; and the Chief Accounting Officer was awarded 15,000 options. The Company did not issue any shares of restricted stock to its executive officers during 2005.

        With respect to long-term incentives, in early 2006 the Committee approved financial performance based restricted stock grants of 50,000 shares for the Chief Executive Officer, 25,000 shares for each of the Chief Financial Officer and the Chief Operating Officers, and 5,000 shares for the Chief Accounting Officer. At that time Mr. Harter registered an objection to the use of restricted stock as an incentive for senior management and voted "no" on the specific issuances. Mr. Harter has stated and has asked that the committee include in this report his beliefs (i) that only options should be used in the future, (ii) that restricted stock is not as effective as options in aligning the interests of management with the stockholders because management receives value from the grant regardless of future changes in stock value, (iii) that the compensation expense incurred with respect to options have no impact on cash balances although it does affect the income statements, and (iv) that restricted stock grants that were approved in the past were intended to be unique and exceptional based upon special circumstances at the time they were granted. The remaining committee members continue to believe that judicious grants of restricted stock to a limited number of executives are useful in aligning the interests of management with shareholders and are a cost effective incentive remuneration tool. The Committee has determined that any such grants will be subject to increasingly more stringent performance requirements consistent with improved company operating performance and profitability.

        Policy on Deductibility of Compensation—Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to executive officers, unless certain requirements are met. One of these requirements is that compensation over $1.0 million must be based upon Company attainment of performance goals approved by the stockholders. The Company's plans relating to stock based incentives, which were approved by stockholders, are designed to meet these requirements. Compensation levels at the Company do not generally exceed the limitations contained in Section 162(m). It is the Committee's policy to comply with the requirements of Section 162(m) except where the Committee determines that compliance is not in the best interests of the Company or its stockholders.

        Compensation of the CEO—In determining Mr. Murdy's base salary, which was not increased in 2005, the Committee considered performance, labor market conditions, results, budgets, and market levels of compensation. In 2005, 90% of Mr. Murdy's bonus was based on objective measurement related to earnings before interest, taxes, depreciation and amortization and cash flow, and 10% of his bonus was based on individual objectives. Mr. Murdy's bonus totaled $516,643, of which $37,500 represented the individual objective portion of the bonus and $479,143 represented the portion of the bonus tied to company performance.

        The Committee will continue to use Company financial performance, both for the Company individually and in relation to industry activity levels, as its most significant criteria for determining incentive compensation.

                      Members of the Compensation Committee

                      Herman E. Bulls (Chairman)
                      Steven S. Harter
                      James H. Schultz

The preceding "Report of the Compensation Committee" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past of future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is made up solely of independent directors, as defined in the applicable NYSE and SEC rules, and it operates under a written charter, amended and effective as of May 2005 and approved by the Board of Directors, which is available on the Company's website at www.comfortsystemsusa.com, and is attached hereto as Exhibit C.

        Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

        As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with management and with the Company's independent auditor, Ernst & Young LLP, the audited financial statements of the Company for the fiscal year ended December 31, 2005. The Audit Committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit. The Audit Committee also has discussed with Ernst & Young LLP, the auditor's independence from the Company and its management, including the matters in the written disclosures the Audit Committee received from the independent auditor as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditor's independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. Based on the review and discussions discussed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report of Form 10-K for the year ended December 31, 2005 and for filing with the SEC.

        The members of the Audit Committee have been determined to be financially literate (as financial literacy is defined by the New York Stock Exchange listing standards) by the Board of Directors.

                      Members of the Audit Committee
                      Franklin Myers (Chairman)
                      Steven S. Harter
                      Robert D. Wagner

The preceding "Report of the Audit Committee" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company incorporates it by reference into such filing.

STOCK PERFORMANCE GRAPH

        The following stock price performance graph compares the cumulative total return on the Common Stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of a peer group consisting of the companies in the Russell 2000, from December 31, 2000 through December 31, 2005, assuming a $100 initial investment in each case.

Comparison of 5 Year Cumulative Total Return* Among Comfort Systems USA, Inc.,
the S&P 500 Index and The Russell 2000 Index

*$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	12/00	12/01	12/02	12/03	12/04	12/05
COMFORT SYSTEMS USA, INC.	100.00	174.12	157.65	257.88	361.41	434.09
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
RUSSELL 2000	100.00	102.49	81.49	120.00	142.00	148.46

NOTE: Performance is reported annually, assumes $100 invested on December 31, 2000, and includes reinvestment of dividends through the end of fiscal year 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Bulls, Harter and Schultz, none of whom is or was an officer or employee of the Company or any of our subsidiaries during 2003, 2004 or 2005, served on the Compensation Committee during 2005. The Board of Directors has constituted an Equity Plans Committee composed of Messrs. Bulls and Schultz.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2005, no director, officer, or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing to the Company at the following address: Comfort Systems USA, Office of the General Counsel, 777 Post Oak Blvd., Suite 500, Houston, Texas 77056 or upon oral request directed to the Company's Office of the General Counsel at (713) 830-9600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder's bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See the previous section entitled "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for other information required to be disclosed here.

STOCKHOLDER PROPOSALS

        Stockholders who wish to present proposals for inclusion in the Company's proxy materials for the 2007 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by the Company at its principal executive offices on or before December 28, 2006.

        Under the Company's current Bylaws, proposals of business and nominations for directors other than those to be included in the Company's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the Bylaws. In accordance with the Company's Bylaws, a proposal submitted for consideration at the 2006 Annual Meeting of Stockholders will be considered untimely if it has not been received by the Company at its principal executive offices by the close of business on the 60th day prior to the first anniversary of the Annual Meeting. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

OTHER BUSINESS

        The Board of Directors knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable, subject to the New York Stock Exchange's rules on the exercise of discretionary authority.

FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        A copy of the Company's Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

Exhibit A

COMFORT SYSTEMS USA, INC.
2006 EQUITY INCENTIVE PLAN

1.     Purpose; Term

        This Comfort Systems USA, Inc. 2006 Equity Incentive Plan (the "Plan") provides for the grant of incentive awards consisting of or based on the Common Stock of the Company. The purpose of the Plan is to attract and retain key employees, directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company's Common Stock. No Awards may be granted under the Plan more than ten years after the effective date of the Plan, but Awards granted prior to that date may continue in accordance with their terms. Certain capitalized terms used herein are defined in Section 3 below.

2.     Administration

        The Plan shall be administered by the Committee. Except to the extent action by the Committee is required under Section 162(m) of the Code in the case of Awards intended to qualify for performance-based compensation exception thereto, the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority, not inconsistent with the express provisions of the Plan: (a) to administer the issuance of Awards granted in accordance with the formula set forth in this Plan to such Participants as are eligible to receive Awards; (b) to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Securities Exchange Act of 1934, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934 ("Rule 16b-3"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. Consistent with the above requirements, the Committee may delegate such of its duties, powers and responsibilities as it may determine (and in the event of any such delegation, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation).

        In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Committee shall establish in writing Performance Criteria (in such fashion and with such specificity so that they qualify as "preestablished objective goals" within the meaning of Treas. Regs. Section 1-162-27(e)(2)) for any fiscal year not later than 90 days after the commencement of such year (or such earlier time as is required to qualify Awards as performance-based under Code Section 162(m) of the Code); provided, however, that the amount so established by the Committee may be adjusted by the Committee after the initial determination of the amount to reflect any significant change of circumstance, including without limitation, the acquisition or disposition of any business by the Company or any of its Subsidiaries.

3.     Certain Definitions

        "Affiliate" means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code. The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months.

        "Award" means any Option, SAR, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Unrestricted Stock Unit), Performance Award (including a cash Performance Award) and other award convertible into or otherwise based on stock, granted under the Plan.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

        "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or, respectively, an "outside director" within the meaning of Section 162(m) of the Code, respectively.

        "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

        "Company" means Comfort Systems USA, Inc., a Delaware corporation.

        "Corporate Transaction" means any of the following: any sale of all or substantially all of the assets of the Company, change in the ownership of the capital stock of the Company, reorganization, recapitalization, merger (whether or not the Company is the surviving entity), consolidation, exchange of capital stock of the Company or other restructuring involving the Company, provided, that, in each case, to the extent any amount constituting "nonqualified deferred compensation" subject to Section 409A of the Code would become payable under an Award by reason of a Corporate Transaction, it shall become payable only if the event or circumstances constituting the Corporate Transaction would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company's assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A of the Code.

        "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

        "Fair Market Value" means, (i) with respect to Stock, (A) for so long as such Stock is readily tradeable on an established securities market (within the meaning of Section 409A), the closing price on the trading day of the grant, and (B) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee in good faith in the manner established by the Committee from time to time.

        "ISO" has the meaning set forth in Section 6(a).

        "NSO" has the meaning set forth in Section 6(a).

        "Option" has the meaning set forth in Section 6(a).

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Performance Award" means an Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and Performance Awards that are not intended so to qualify.

        "Performance Criteria" means specified criteria the satisfaction of which is a condition to the grant, exercisability, vesting, payment or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion shall mean an objectively determinable measure of performance relating to any of or to any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Prior to the grant, exercisability, vesting, payment or full enjoyment of the Performance Award, as the case may be, the Committee will determine whether the Performance Criteria have been attained and such determination will be conclusive. If the Performance Criteria are not attained, no other Award will be provided in substitution of the Performance Award with respect to which such Performance Criteria have not been met.

        "Reporting Person" means a person subject to Section 16 of the Exchange Act.

        "Restricted Period" has the meaning set forth in Section 8(a).

        "Restricted Stock" has the meaning set forth in Section 8(a).

        "Restricted Stock Unit" has the meaning set forth in Section 8(b).

        "Stock Appreciation Right" or "SAR" has the meaning set forth in Section 7(a).

        "Stock Unit Award" has the meaning set forth in Section 8(b).

        "Unrestricted Stock" has the meaning set forth in Section 8(a).

        "Unrestricted Stock Unit" has the meaning set forth in Section 8(b).

4.     Eligibility

        All key employees, all directors and all consultants of the Company (or of any Affiliate) whom the Committee considers to be capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan, provided that, ISOs may be granted only to employees of the Company or of any parent or subsidiary corporation of the Company, as those terms are used in Section 424 of the Code.

5.     Stock Available for Awards

        (a)    Amount.    Subject to the other subsections of this Section 5 and to Section 10, no more than 3,200,000 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. No fractional shares will be issued under the Plan.

        (b)    Fungible Share Plan.    Each share of Stock subject to an Award consisting of Options and/or SARs shall be counted against the limits set forth in Section 5(a) as one (1) share. Each share of Stock subject to any Award other than an award consisting of Options and/or SARs shall be counted against the limits set forth in Section 5(a) as one and six-tenths (1.6) shares.

        (c)    Reversion to the Plan.    For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or other property (other than shares of Stock). Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced as provided in Section 7(c).

        (d)    Certain Other Company Awards.    Common Stock issued under awards granted by another company ("other company awards") and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares available for Awards under the Plan; provided, that the maximum number of shares that may be issued pursuant to ISOs (as defined below) shall be determined in a manner consistent with Section 422 of the Code and the rules thereunder.

        (e)    Limit on Individual Grants.    In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code: (i) the maximum number of shares of Common Stock subject to Options and SARs that may be granted to any Participant in the aggregate in any calendar year shall not exceed, in each case, 1,000,000, and the maximum number of shares of Common Stock that may be granted as Stock Awards pursuant to Section 8 to any Participant in the aggregate in any calendar year shall not exceed 625,000, subject in each case to adjustment under Section 10 (for purposes of the preceding sentence, the repricing of an Option or SAR shall be treated as a new grant to the extent required under Section 162(m) of the Code).

6.     Stock Options

        (a)    Grant of Options.    Subject to the provisions of the Plan, the Committee may grant both (i) options ("Options") to purchase shares of Common Stock that are intended to comply with the requirements of Section 422 of the Code and the rules thereunder ("ISOs") and (ii) Options that are not intended to comply with such requirements ("NSOs"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. An ISO granted to an employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value. In no event, however, shall the exercise price be less, in the case of an original issue of authorized stock, than par value per share.

        (b)    Terms and Conditions.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. An ISO may not be exercised after the period provided in Treas. Reg. Section 1.422-2(a)(2)(iii) and Treas. Reg. Section 1.422-2(d). The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (c)    Payment.    No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and expressly permitted by the Committee at or after the grant of the Option, by delivery of other property such as shares of Common Stock that have been owned by the optionee for at least six months (or such other period as the Committee may determine), valued at their Fair Market Value on the date of delivery or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine; or any combination of the foregoing permitted forms of payment.

7.     Stock Appreciation Rights

        (a)    Grant of SARs.    Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs"). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock. The Committee shall fix the exercise price of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

        (b)    Terms and Conditions.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (c)    No Net Share Counting.    SARs to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan under Section 5(a), regardless of the number of shares of Common Stock issued upon settlement of the SAR.

8.     Stock, Units, Other Awards and Performance Criteria

        (a)    Restricted or Unrestricted Stock Awards.    The Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time ("Unrestricted Stock"). Shares of Restricted Stock or Unrestricted Stock may be issued for such consideration, if any, as the Committee may determine consistent with applicable law.

        (b)    Restricted or Unrestricted Stock Unit Awards.    The Committee may grant Awards ("Stock Unit Awards") consisting of units representing shares of Common Stock. Each Stock Unit Award shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock (including, if so provided with respect to the Award, shares of Restricted Stock), subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding a Stock Unit Award shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise encumbered except as permitted by the Committee. The Committee may make Awards of Stock Units that are subject to restrictions or forfeiture ("Restricted Stock Units") or Stock Units that are not subject to such restrictions ("Unrestricted Stock Units"), in each case on such terms and conditions as the Committee may determine from time to time.

        (c)    Other Awards.    The Committee may grant Awards (including Performance Awards) other than Options, SARs, Restricted Stock, Unrestricted Stock or Stock Unit Awards.

        (d)    Performance Goals.    The Committee may establish Performance Criteria on which the granting of Performance Awards, Restricted Stock, Unrestricted Stock, or Stock Unit Awards, or the vesting of Restricted Stock or Restricted Stock Unit Awards, will be subject. The Committee shall determine whether any Performance Criteria so established have been achieved, and if so to what extent, and its determination shall be binding on all persons.

9.     General Provisions Applicable to Awards

        (a)    Documentation and Legal Conditions on Delivery of Stock.    Each Award shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

        (b)    Application of Code Section 409A.    Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

        (c)    Committee Discretion.    Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

        (d)    Dividends and Cash Awards.    In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

        (e)    Termination of Service.    Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant's employment or other service relationship with the Company and its Affiliates. Immediately upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

            (i)  All Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant's executor or administrator or the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate; and

           (ii)  all Options and SARs held by the Participant immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death and except as provided in (iii) below, to the extent then exercisable, will remain exercisable for the lesser of (1) a period of three months or (2) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate.

          (iii)  Unless the Committee expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

        (f)    Transferability.    No Award may be transferred other than by will or the laws of descent and distribution and may be exercised, during the life of the Participant, only by the Participant, except that, as to Awards other than ISOs, the Committee may permit certain transfers to the Participant's family members or to certain entities controlled by the Participant or his or her family members.

        (g)    Withholding Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax (or social insurance) obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax (or social insurance) obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery.

        (h)    Amendment of Award.    Except as otherwise expressly provided in the Plan, the Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NSO. Any such action shall require the Participant's consent unless the Committee determines that the action would not materially and adversely affect the Participant.

        (i)    Foreign Nationals.    The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing sub-plans under the Plan, or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.

        (j)    Option or SAR Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, neither the Board nor the Committee shall approve either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to: (i) "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Section 424 of the Code or (ii) the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code within the meaning of Prop. Treas. Reg. Section 1.409A-1(b)(5)(iii)(D)(3), Notice 2005-1, A-4(d) and any subsequent Section 409A guidance (whether administrative or regulatory, or (iii) adjustments made pursuant to Section 10.

10.   Effect of Certain Transactions

        (a)    Assumptions or Substitutions.    Except as otherwise expressly provided in an Award Agreement:

            (i)  In the event of a Corporate Transaction in which there is an acquiring or surviving entity, the Committee may, unless the Committee determines that doing so is inappropriate or unfeasible, provide for the continuation or assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an entity controlling, controlled by or under common control with the acquiror or survivor, in each case on such terms and subject to such conditions (including vesting or other restrictions) as the Committee determines are appropriate. Unless the Committee determines otherwise, the continuation or assumption shall be done on terms and conditions consistent with Section 409A of the Code.

           (ii)  In the event of a Corporate Transaction (whether or not there is an acquiring or surviving entity), the Committee may provide (unless the Committee determines otherwise, on terms and conditions consistent with Section 409A of the Code) for (A) treating as satisfied any vesting condition on any such Award or for (B) the accelerated delivery of shares of Stock issuable under each such Award consisting of Restricted Stock Units.

          (iii)  Except as otherwise expressly provided in an Award agreement, each Award (unless assumed pursuant to the Section 10(a)(i) above), will terminate upon consummation of the Corporate Transaction, provided that Restricted Stock Units accelerated pursuant to clause (B) of Section 10(a)(ii) shall be treated in the same manner as other shares of Stock (subject to Section 10(a)(iv))).

          (iv)  Any share of Stock delivered pursuant to Section 10(a)(ii) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse in connection with the Corporate Transaction. In the case of Restricted Stock, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of Stock in connection with the Corporate Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

           (v)  If the Corporate Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a "cash-out"), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award, over (B) the aggregate exercise price, if any, under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines.

        (b)    Changes In, Distributions With Respect To And Redemptions Of The Stock

            (i)  In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the Committee may, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make adjustments to the maximum number of shares that may be delivered as per Section 5 and may also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

           (ii)  The Committee may also make adjustments of the type described in Section 10(a) and 10(b)(i) above to take into account distributions to stockholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving Stock, or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for: the qualification of ISOs under Section 422 of the Code, the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A of the Code, where applicable and, in the case of Awards intended to qualify for the performance-based compensation exception Section 162(m) of the Code, having due regard continued qualification for that exception.

          (iii)  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.

11.   Miscellaneous

        (a)    No Right To Employment.    No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee, director or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee or other service provider from one position to another within the Company or any Affiliate.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock or Unrestricted Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise expressly provided in the applicable Award.

        (c)    Effective Date.    The Plan shall be effective on the date it is approved by the stockholders.

        (d)    Amendment of Plan.    The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided in Section 9(h), no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to qualify or to continue to qualify under Rule 16b-3 or for the Plan to qualify or to continue to qualify under Section 422 of the Code or for Awards intended to be eligible for the performance-based exception under Section 162(m) of the Code to qualify as such or continue such eligibility.

        (e)    Governing Law.    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Exhibit B

COMFORT SYSTEMS USA, INC.
2006 STOCK OPTIONS/SAR PLAN FOR NON-EMPLOYEE DIRECTORS

1.     Purpose; Term

        The purpose of this 2006 Stock Options/SAR Plan for Non-Employee Directors (the "Plan") is to advance the interests of Comfort Systems USA, Inc. (the "Company") by increasing the proprietary interest in the Company of non-employee members of the Company's Board of Directors by providing a portion of their compensation in options to acquire shares ("Shares") of the Company's common stock ("Common Stock") and rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs" and together with options, the "Awards"). No Awards may be granted under the Plan more than ten years after the effective date of the Plan, but Awards granted prior to that date may continue in accordance with their terms.

2.     Administration and Definitions

        The Plan shall be administered by the Committee. Except to the extent action by the Committee is required under Section 162(m) of the Code in the case of Awards intended to qualify for performance-based compensation exception thereto, the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the participants to receive Awards ("Participants") and shall determine the terms and conditions of the Awards. The Committee shall have authority, not inconsistent with the express provisions of the Plan: (a) to administer the issuance of Awards granted in accordance with the formula set forth in this Plan to such Participants as are eligible to receive Awards; (b) to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Securities Exchange Act of 1934, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934 ("Rule 16b-3"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception.

        Consistent with the above requirements, the Committee may delegate (consistent with such of its duties, powers and responsibilities as it may determine (and in the event of any such delegation, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation).

        As used herein, "Committee" means one or more committees each comprised of not less than two members of the Board of Directors (the "Board") appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or, respectively, an "outside director" within the meaning of Section 162(m) of the Code, respectively. "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code. "Reporting Person" means a person subject to Section 16 of the Exchange Act.

3.     Effective Date

        The Plan shall be effective on the date it is approved by the stockholders.

4.     Shares Subject to the Plan

        (a)    Number of Shares.    Subject to the other terms of the Plan, no more than 500,000 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards. Each share of Common Stock subject to an Award shall be counted against the limit as one (1) share. However, SARs to be settled in shares of Common Stock shall be counted in full against this limit, regardless of the number of shares of Common Stock issued upon settlement of the SAR.

        (b)    No Fractional Shares to be Delivered.    Shares delivered under the Plan may be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury. No fractional Shares shall be delivered under the Plan.

        (c)    Reversion to the Plan.    For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Common Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, the shares of Common Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Common Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or other property (other than shares of Stock) or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced as provided in Section 4(a).

5.     Eligibility

        Directors eligible to receive Awards under the Plan ("Non-Employee Directors") shall be those directors who are not present or former employees of the Company or of any subsidiary or other affiliate of the Company.

6.     Terms and Conditions of Awards

        (a)    Individual Award Limits.    On the date of each annual meeting, each Non-Employee Director who has served since at least the previous annual meeting and is continuing in office and each newly elected Non-Employee Director shall be awarded an Award covering 10,000 Shares (which shall be the maximum number of shares of Common Stock subject to Awards that may be granted to any Participant under the Plan in the aggregate in any calendar year). For purposes of this paragraph, each Non-Employee Director elected to office by the Board since the then last annual meeting shall be treated as a newly elected Non-Employee Director.

        (b)    Exercise Price.    The exercise price of each Award shall be 100% of the Fair Market Value per Share at the time the Award is granted. In no event, however, shall the exercise price be less, in the case of an original issue of authorized stock, than par value per share. For all purposes hereunder, "Fair Market Value" means, (i) with respect to Common Stock, (A) for so long as such Stock is readily tradeable on an established securities market (within the meaning of Section 409A), the closing price on the trading day of the grant, and (B) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee in good faith in the manner established by the Committee from time to time.

        (c)    Grant of Options and SARs.    Subject to the provisions of the Plan, the Committee may grant options and SARs. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company or other property, and may define the manner of determining the excess in value of the shares of Common Stock. Each option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the grant and exercise of an option or SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (d)    Duration.    The latest date on which an Award may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the Award was granted.

        (e)    Exercise.

            (i)  Each Award shall become exercisable to the full extent of all Shares covered thereby one year after the date of the grant.

           (ii)  Any exercise of an Award shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Committee and (ii) payment in full for the number of Shares for which the Award is exercised.

          (iii)  The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes (including any FICA or similar taxes) required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its affiliates may, to the extent permitted by law, deduct any such tax (including any FICA or similar tax) obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax (including any FICA or similar taxes) obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Stock, including shares retained from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery.

          (iv)  If an Award is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the Award has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the Award.

        (f)    Payment.    No shares shall be delivered pursuant to any exercise of an option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and expressly permitted by the Committee at or after the grant of the option, by delivery of other property such as shares of Common Stock that have been owned by the optionee for at least six months (or such other period as the Committee may determine), valued at their Fair Market Value on the date of delivery or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine; or any combination of the foregoing permitted forms of payment.

        (g)    No Rights As Stockholder.    An Award holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

        (h)    Documentation and Legal Conditions on Delivery of Stock.    Each Award shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

        (i)    Nontransferability.    No Award may be transferred other than by will or the laws of descent and distribution and may be exercised, during the life of the Participant, only by the Participant, except that the Committee may permit certain transfers to the Participant's family members or to certain entities controlled by the Participant or his or her family members.

        (j)    Termination of Service.    Unless the Committee expressly provides otherwise, the following rules shall apply affiliates. Immediately upon the cessation of the Participant's service relationship with the Company and its affiliates an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

            (i)  All Awards held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant's executor or administrator or the person or persons to whom the Award is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Award could have been exercised without regard to this subsection (g), and shall thereupon terminate; and

           (ii)  all Awards held by the Participant immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death and except as provided in (iii) below, to the extent then exercisable, will remain exercisable for the lesser of (1) a period of six months or (2) the period ending on the latest date on which such Award could have been exercised without regard to this subsection (g), and shall thereupon terminate.

          (iii)  Unless the Committee expressly provides otherwise, a Participant's "service relationship with the Company and its affiliates" will be deemed to have ceased when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its affiliates in some other capacity).

        (k)    Amendment of Award.    Except as otherwise expressly provided in the Plan, the Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization. Any such action shall require the Participant's consent unless the Committee determines that the action would not materially and adversely affect the Participant.

7.     Effect, Termination, Amendment and Governing Law

        The Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided in Section 6(k), no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to qualify or to continue to qualify under Rule 16b-3 or for Awards intended to be eligible for the performance-based exception under Section 162(m) to continue such eligibility. Except as otherwise provided by the express terms of an Award Agreement, the provisions of the Plan and of Awards under the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

8.     Application of Code Section 409A

        Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

9.     Option or SAR Repricing

        Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, neither the Board nor the Committee shall approve either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to: (i) the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code within the meaning of Prop. Treas. Reg. Section 1.409A-1(b)(5)(iii)(D)(3), Notice 2005-1, A-4(d) and any subsequent Section 409A guidance (whether administrative or regulatory); or (ii) adjustments made pursuant to Section 10(b).

10.   Effect of Certain Transactions

        (a)    Assumptions or Substitutions.    Except as otherwise expressly provided in an Award Agreement:

            (i)  In the event of a Corporate Transaction in which there is an acquiring or surviving entity, the Committee may, unless the Committee determines that doing so is inappropriate or unfeasible, provide for the continuation or assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an entity controlling, controlled by or under common control with the acquiror or survivor, in each case on such terms and subject to such conditions (including vesting or other restrictions) as the Committee determines are appropriate. Unless the Committee determines otherwise, the continuation or assumption shall be done on terms and conditions consistent with Section 409A of the Code.

           (ii)  In the event of a Corporate Transaction (whether or not there is an acquiring or surviving entity), the Committee may provide (unless the Committee determines otherwise, on terms and conditions consistent with Section 409A of the Code) for treating as satisfied any vesting condition on any such Award.

          (iii)  Except as otherwise expressly provided in an Award agreement, each Award (unless assumed pursuant to the Section 10(a)(i) above), will terminate upon consummation of the Corporate Transaction.

          (iv)  If the Corporate Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a "cash-out"), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the Fair Market Value of one share of Common Stock times the number of shares of Common Stock subject to the Award, over (B) the aggregate exercise price, if any, under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Common Stock) and other terms, and subject to such conditions, as the Committee determines.

        For this purpose, "Corporate Transaction" means any of the following: any sale of all or substantially all of the assets of the Company, change in the ownership of the capital stock of the Company, reorganization, recapitalization, merger (whether or not the Company is the surviving entity), consolidation, exchange of capital stock of the Company or other restructuring involving the Company, provided, that, in each case, to the extent any amount constituting "nonqualified deferred compensation" subject to Section 409A of the Code would become payable under an Award by reason of a Corporate Transaction, it shall become payable only if the event or circumstances constituting the Corporate Transaction would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company's assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A of the Code.

        (b)    Changes In, Distributions With Respect To And Redemptions Of The Stock

            (i)  In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an affiliate or other transaction or event, the Committee may, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make adjustments to the maximum number of shares that may be delivered and may also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

           (ii)  The Committee may also make adjustments of the type described in Section 10(a) and 10(b)(i) above to take into account distributions to stockholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving Stock, or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A of the Code, where applicable and, in the case of Awards intended to qualify for the performance-based compensation exception Section 162(m) of the Code, having due regard continued qualification for that exception.

          (iii)  References in the Plan to shares of Common Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.

Exhibit C

COMFORT SYSTEMS USA, INC.
AUDIT COMMITTEE CHARTER

        1.    Purpose.    The purpose of the Audit Committee (the "Committee") shall be to (a) appoint, oversee and replace, if necessary, the independent auditor, (b) assist the Board of Director's (the "Board") oversight of (i) the preparation of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditor; and (c) prepare the report the rules of Securities and Exchange Commission require be included in the Company's annual proxy statement.

        2.    Composition of the Audit Committee.    The Committee shall consist of not less than three Board members appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed by the Board in its discretion. The Board shall select the Chairman of the Committee. Each member of the Committee shall satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange as such requirements are interpreted by the Board in its business judgment, and the Board shall annually review the Committee's compliance with such requirements. Members of the Committee shall be versed in reading and understanding financial statements. No member of the Committee may sit on more than two separate audit committees.

        3.    Meetings of the Audit Committee.    The Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate. It shall meet separately, at least quarterly, with management, with the internal auditors (or other personnel responsible for the internal audit function), and with the independent auditor to discuss results of examinations, or discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. Action may be taken by the Committee upon the affirmative vote of a majority of the members. Any two members or the Chairman of the Committee may call a meeting of the Committee upon due notice to each other member at least forty-eight hours prior to the meeting. Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing. The Committee shall report regularly to the Board.

        4.    Responsibilities of the Audit Committee.    The function of the Committee is oversight. While the Committee has the responsibilities set forth in this audit committee charter, it is not the responsibility of the Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws, regulations or any internal rules or policies of the Company. This is the responsibility of management. The independent auditor is responsible for performing independent audits of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

        5.    Duties and Proceedings of the Audit Committee.    The Committee shall assist the Board in fulfilling its oversight responsibilities by accomplishing the following:

          5.1.    Oversight of Independent Auditor.

            (a)   Annually evaluate, determine the selection of, and if necessary, determine the replacement of or rotation of, the independent auditor.

            (b)   Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

            (c)   Review, evaluate and discuss formal reports, at least annually, from the independent auditor regarding the auditor's independence, including a delineation of all relationships between the auditor and the Company; and recommend to the Board actions to satisfy the Board of the independence of the auditor.

            (d)   Establish hiring policies for employees or former employees of the independent auditors.

            (e)   At least annually, receive a report, orally or in writing, from the independent auditor detailing the firm's internal quality control procedures and any material issues raised by independent auditor's internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

          5.2.    Oversight of Audit Process and Company's Legal Compliance Program.

            (a)   Review with internal auditors and independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation. Review with internal auditors and independent auditor any difficulties with audits and management's response.

            (b)   Review and discuss with management, internal auditors and independent auditor the Company's system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management.

            (c)   Receive and review reports of the independent auditor discussing 1) all critical accounting policies and practices used in the preparation of the Company's financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and 3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

            (d)   Discuss with management and independent auditor any changes in the Company's critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

            (e)   Review and discuss with management and the independent auditor the annual and quarterly financial statements and MD&A of the Company prior to the filing of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Discuss results of the annual audit and quarterly review and any other matters required to be communicated to the committee by the independent auditor under generally accepted auditing standards. Discuss with management and independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company's disclosures of critical accounting policies and other disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

            (f)    Review, or establish standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies.

            (g)   Review material pending legal proceedings involving the Company and other contingent liabilities.

            (h)   Receive from the Chief Executive Officer and the Chief Financial Officer a report of all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the Company's internal controls.

            (i)    Discuss with independent auditor the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

            (j)    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.

            (k)   Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, including the procedure for assuring the implementation of accepted recommendations made by the independent and internal auditors.

            (l)    Review the performance, and recommend to the Board, the appointment and replacement of the director of internal audit.

            (m)  Review significant reports prepared by the internal audit department, together with management's response and follow-up to these reports.

          5.3.    Other Responsibilities.

            (a)   Review the adequacy of this audit committee charter annually and submit the charter to Board for approval.

            (b)   Prepare a report for inclusion in the Company's annual proxy statement as required by the rules of the Securities and Exchange Commission.

            (c)   Put in place an appropriate control process for reviewing and approving the Company's internal transactions and accounting.

            (d)   Report to the Board on a regular basis.

            (e)   Annually perform, or participate in, an evaluation of the performance of the Committee, the results of which shall be presented to the Board.

            (f)    Direct the Company to prepare and provide to the New York Stock Exchange such written affirmations regarding the membership and operation of the Committee as the rules of the New York Stock Exchange require, including such written affirmations required after the annual meeting of the shareholders of the Company and after a change in the composition of the Committee.

            (g)   Perform any other activities consistent with the Charter, By-laws and governing law as the Board or the Committee shall deem appropriate, including holding meetings with the Company's investment bankers and financial analysts.

        6.    Authority and Resources of the Audit Committee.    The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors as well as for the independent auditor. The Committee may determine appropriate funding needs for its own ordinary administrative expenses that are necessary and appropriate to carrying out its duties.

        (Effective May 2005)

ANNUAL MEETING OF STOCKHOLDERS OF

COMFORT SYSTEMS USA, INC.

May 18, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR PROPOSAL 1 AND A VOTE "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF SEVEN DIRECTORS FOR TERMS EXPIRING AT THE 2006 ANNUAL MEETING			2.	APPROVAL OF 2006 EQUITY INCENTIVE PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
☐	FOR ALL NOMINEES	O O O	William F. Murdy Herman E. Bulls Alfred J. Giardinelli, Jr.	3.	APPROVAL OF 2006 STOCK OPTIONS/SAR PLAN FOR NON-EMPLOYEE DIRECTORS.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Steven S. Harter Franklin Myers	4.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	O O	James H. Schultz Robert D. Wagner, Jr.
				You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement, and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K, for the fiscal year ended December 31, 2005 is hereby acknowledged.
				PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COMFORT SYSTEMS USA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Solicited by the Board of Directors of Comfort Systems USA, Inc.

The undersigned hereby appoints William F. Murdy and Trent T. McKenna, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock and Restricted Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 18, 2006, or at any adjournment or postponement thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR ALL NOMINEES" PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. ANY EXECUTED PROXY WHICH DOES NOT DESIGNATE A VOTE SHALL BE DEEMED TO GRANT AUTHORITY FOR ANY ITEM NOT DESIGNATED.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

COMFORT SYSTEMS USA, INC.

May 18, 2006

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
-OR-	ACCOUNT NUMBER
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR PROPOSAL 1 AND A VOTE "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF SEVEN DIRECTORS FOR TERMS EXPIRING AT THE 2006 ANNUAL MEETING			2.	APPROVAL OF 2006 EQUITY INCENTIVE PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
☐	FOR ALL NOMINEES	O O O	William F. Murdy Herman E. Bulls Alfred J. Giardinelli, Jr.	3.	APPROVAL OF 2006 STOCK OPTIONS/SAR PLAN FOR NON-EMPLOYEE DIRECTORS.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Steven S. Harter Franklin Myers	4.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	O O	James H. Schultz Robert D. Wagner, Jr.
				You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement, and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K, for the fiscal year ended December 31, 2005 is hereby acknowledged.
				PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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TABLE OF CONTENTS
PROXY STATEMENT
GENERAL MEETING INFORMATION
PROPOSAL NUMBER 1 ELECTION OF DIRECTORS
PROPOSAL NUMBER 2 APPROVAL OF 2006 EQUITY INCENTIVE PLAN
PROPOSAL NUMBER 3 APPROVAL OF 2006 STOCK OPTIONS/SAR PLAN FOR NON-EMPLOYEE DIRECTORS
PROPOSAL NUMBER 4 RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
RELATIONSHIP WITH INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
Stock Option Grants in 2005
Aggregated Fiscal Year-End Option Values and Option Exercises in 2005
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF STOCKHOLDER MATERIALS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER BUSINESS
FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
  Exhibit A
COMFORT SYSTEMS USA, INC. 2006 EQUITY INCENTIVE PLAN
  Exhibit B
COMFORT SYSTEMS USA, INC. 2006 STOCK OPTIONS/SAR PLAN FOR NON-EMPLOYEE DIRECTORS
  Exhibit C
COMFORT SYSTEMS USA, INC. AUDIT COMMITTEE CHARTER